UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 25, 2016

ANDALAY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

336 Bon Air Ctr. #352
Greenbrae, CA 94904
(Address of principal executive offices)

(408) 402-9400
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 25, 2016, Andalay Solar, Inc. (the “Company”) entered into a convertible note (the “Note”) in the principal amount $65,000 (which included a $15,000 original issue discount) that matures May 25, 2018. On May 25, 2016, the Company issued the Note in the principal amount of $65,000.  The Note bears interest at a rate of 8% per annum compounded annually and due on the maturity date of the note, payable in cash or shares of the Company's common stock or a combination thereof at the option of Alpha. The principal and interest outstanding under the Note are convertible into shares of the Company’s common stock at a conversion price equal to the lesser of (i) $0.002 or (ii) fifty percent (50%) of the lowest Sale Price (as defined in the Note) of the Company’s common stock for the twenty (20) trading days preceding the conversion date.  The Company has the option of repaying the Note for a sum of money equal to 120% of the principal amount to be redeemed together with accrued interest thereon. The Note contains usual and customary covenants and other terms and conditions which have previously been agreed to with Alpha pursuant to prior note issuances.

The Note contains certain covenants, such as restrictions on the incurrence of indebtedness, the existence of liens, the payment of restricted payments, redemptions, the payment of cash dividends, amendment to our charter documents and the transfer of assets. The Note also contains certain anti-dilution provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. In addition, subject to limited exceptions, Alpha will not have the right to convert any portion of the Note if Alpha, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion.  .

The preceding description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, which is attached hereto as Exhibit 4.1, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item. The Note and the shares of the Company's common stock underlying the note were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of this Report.

Exhibit Number	Description

4.1	Convertible Note issued to Alpha Capital Anstalt Due May 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2016

ANDALAY SOLAR, INC.

By: /s/ Edward Bernstein
Name: Edward Bernstein
Title:  Chief Executive Officer

Exhibit Index

Exhibit Number	Description

4.1	Convertible Note issued to Alpha Capital Anstalt Due May 25, 2018